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                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement dated September 19, 1996 (the "Agreement") by and among HBO & Company, a Delaware corporation ("Parent"), and the Shareholders as defined in Section 2.11 hereof is an exhibit to and incorporated by reference in that certain Stock Purchase Agreement (the "SPA") of even date herewith by and among Parent, Management Software, Inc., a Missouri Corporation ("MSI"), and the Shareholders. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the SPA. Certain capitalized terms used herein are defined in Section 2.11 of this Agreement.

     1.1  DEMAND REGISTRATIONS.

     (a) DEMAND REGISTRATIONS. With the exception of the anticipated procedure set forth in the second sentence of this Section 1.1(a), at any time after the date on which Parent shall have published combined results of operations of Parent and MSI for not less than a 30 day period following the acquisition of MSI, as required by Section 2.26 of the SPA (the "Commencement Date") and prior to the termination of this Agreement, upon receipt of a written request (the "DEMAND NOTICE"), given by one or more Shareholders that own an aggregate of 60% or more of the Registrable Securities, to register Registrable Securities held by such Shareholders, the Parent shall, as promptly as practicable after receiving such Demand Notice, file a Registration Statement and shall include in the Registration Statement the Registrable Securities requested to be registered by the Shareholders. It is the current intention of the parties that, the first sentence of this Section 1.1(a) notwithstanding, at the Closing (as defined in the SPA), the Shareholders will submit to Parent a Demand Notice requesting that all of the Registrable Securities be registered under the Securities Act and any applicable State securities laws. In that event, and subject to the provisions of Section 1.1(e), Parent agrees to file a Registration Statement covering the Registrable Securities on or before November 1, 1996, and shall use its best efforts to have such Registration Statement declared effective as soon as

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possible after the Commencement Date.  A registration effected pursuant to this
Section 1.1(a) is referred to as a "Demand Registration."

     (b) NUMBER OF DEMAND REGISTRATIONS. The Shareholders shall be entitled to one (1) Demand Registration PROVIDED that if the Demand Registration is not declared effective other than by reason of the actions of the Shareholders, then the Shareholders shall be entitled to an additional Demand Registration in lieu thereof.

     (c) MINIMUM AMOUNT OF REGISTRABLE SECURITIES. The Parent shall not be required to effect any Demand Registration unless the aggregate number of shares of Registrable Securities requested to be registered by the Shareholders shall equal at least 50% of the total number of shares of Registrable Securities (adjusted to take account of any stock splits, combinations or other similar events).

     (d) FILING AND EFFECTIVENESS. Each Demand Registration shall be on Form S-3 or other available form permitting registration of such securities for resale by such Shareholders in the manner or manners designated by them (but NOT including an underwritten offering). Subject to the provisions of the second sentence of Section 1.1(a) and the obligations of the Parent set forth therein, the Parent shall promptly use its best efforts to file the Demand Registration and shall use its best efforts to cause the same to be declared effective by the SEC (in each case, the "EFFECTIVENESS DATE").

     Subject to the provisions of the second sentence of Section 1.1(a) and the obligations of the Parent set forth therein, within ten days after receipt of such Demand Notice, the Parent shall provide written notice (the "Registration Notice") of such registration request to all other Shareholders and shall include in such registration all Registrable Securities with respect to which the Parent received written requests for inclusion therein within thirty (30) days after the date of delivery of the Demand Notice.

     Subject to the provisions of Section 1.1(e), the Parent hereby agrees to comply with all necessary provisions of the federal securities laws in order to keep such Registration Statement effective until the earlier of: (i) the date upon which all Registrable Securities which are the subject of such Registration Statement have been sold or (ii) the date which is 30 calendar days from its Effectiveness Date; PROVIDED, HOWEVER, if the average closing price of Parent's Common Stock on the NASDAQ Stock Market National Market for such 30 calendar day period is less than $55 per share and Registrable Securities

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remain unsold at the end of such period, the Parent will, subject to the provisions of Section 1.1(e), keep such Registration Statement effective until the earlier of an additional 30 calendar days or the date upon which all Registrable Securities which are the subject of such Registration Statement have been sold.

     (e) POSTPONEMENT OF REGISTRATION. Notwithstanding anything to the contrary contained herein, the Parent may postpone for up to seventy-five (75) days the filing or the effectiveness of a Registration Statement for a Demand Registration that has been requested, or suspend transfers of Registrable Securities pursuant to an effective Demand Registration Statement, in either case if its Board of Directors reasonably believes the requested registration might (i) affect or interfere with any proposal or plan by the Parent to engage in any transaction contemplated by the Company (other than in the ordinary course of business), or (ii) involve disclosure obligations which might not be in the best interests of the Parent or its stockholders and where the failure to disclose would result in a material omission, provided, however, that in the case of a postponement or suspension under (ii) above the period of such postponement or suspension shall be for up to fifteen (15) days and; provided further that the period of any such postponement or suspension will be added to the period specified under 1(d), which Parent will use its Best Efforts to minimize;

     (f) OTHER SHAREHOLDERS. The Shareholders understand that registration rights similar to those contained in this Agreement may be extended in the future to other holders of securities of the Parent. The Demand Registration may include other securities of Parent that are held by persons who, by virtue of agreements with Parent, are entitled to include their securities in a Demand Registration effected pursuant to this Agreement; PROVIDED, HOWEVER, that any such other registration rights shall not modify the obligations of Parent with respect to the filing of the Demand Registration Statement as provided for herein.

     1.2  INCIDENTAL REGISTRATIONS.

     (a) "PIGGY-BACK" REGISTRATIONS. If the Parent at any time after the Commencement Date and prior to the termination of this Agreement proposes to register its Common Stock under the Securities Act (other than a registration on Form S-8, S-4 or any successor or similar forms) for a public offering for cash, whether or not for its own account, it will, each such time, give prompt written notice to all Shareholders of record of Registrable Securities of its intention to do so and of such Shareholders' rights under this Section 1.2, at least 30 calendar days prior to the anticipated date of the initial filing of the

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registration statement relating to such registration.  Upon the written request of any such Shareholder made within 20 calendar days after the receipt of the Parent's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Shareholder), the Parent shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Parent has been so requested to register by the Shareholders (subject to Section 1.2(b) hereof), to permit the disposition of the Registrable Securities so to be registered, PROVIDED that: (i) if such registration involves an underwritten offering, all Shareholders requesting Registrable Securities to be included in the Parent's registration must sell their Registrable Securities to the underwriters selected by the Parent or other party entitled thereto on the same terms and conditions as have been agreed to by Parent or such other party; (ii) if, at any time after giving written notice of its intention to register its Common Stock pursuant to this Section 1.2 and prior to the effective date of the registration statement filed in connection with such registration, the Parent or other party on whose behalf such registration statement has been filed shall determine for any reason not to register such Common Stock, the Parent shall give written notice to all Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. A registration effected pursuant to this Section 1.2(a) is referred to herein as an "INCIDENTAL REGISTRATION."

     (b) PRIORITY IN INCIDENTAL REGISTRATIONS. If a registration pursuant to this Section 1.2 involves an underwritten offering and the managing Underwriter advises the Parent that, in its opinion, the number of securities (including all Registrable Securities) which the Parent, the Shareholders and any other persons propose to include in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Parent will include in such registration up to such maximum number of securities (i) in the case such registration was undertaken initially by Parent for its own account: (1) FIRST, all the securities the Parent initially proposes to sell for its own account, and (2) SECOND, to the extent that the number of securities referred to in clause (i)1 is less than the number of securities which the Parent has been advised can be sold in such offering without having the adverse effect referred to above, then all Registrable Securities requested to be included in such registration by the Shareholders pursuant to Section 1.2(a) or by any other holder of securities electing to register securities pursuant to any similar registration rights agreement pro rata on the basis of the relative number of securities requested by each

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of them to be included in such registration or (ii) in the case such registration was undertaken on behalf of holders (the "Demanding Holders") other than the Shareholders: (1) FIRST, all of the securities such Demanding Holders propose to include and (2) SECOND, to the extent that the number of securities referred to in clause (ii)1 is less than the number of securities which the Parent has been advised can be sold in such offering without having the adverse effect referred to above, then all Registrable Securities requested to be included in such registration by the Shareholders pursuant to
Section 1.2(a) or by any other holder of securities electing to register securities pursuant to any similar registration rights agreement pro rata on the basis of the relative number of securities requested by each of them to be included in such registration.

     (c) HOLD-BACK AGREEMENTS. Each Shareholder whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 1.2 hereof agrees, if requested (pursuant to a timely written notice) by the managing Underwriter if there is an underwritten offering, not to effect any public sale or distribution of any of the issue being registered or a similar security of the Parent or any securities convertible or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the period beginning 10 days prior to, and ending up to 180 days (as may be requested by the managing Underwriter) after, the closing date of such underwritten offering made pursuant to such Registration Statement (or such shorter period as the managing Underwriter may agree), to the extent timely notified in writing by the Parent or by the managing Underwriter.

     1.3 REGISTRATION PROCEDURES. In connection with the registration of any Registrable Securities, the Parent shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Parent shall as expeditiously as possible:

          (a) Prepare and file with the SEC a Registration Statement on Form S-3 or such other form available for the sale of the Registrable Securities by the Shareholders in accordance with the intended method of distribution thereof, and use its best efforts to cause such Registration Statement to become effective and remain effective as provided herein, and in any event, to file the Registration Statement relating to the Demand Registration and use its best efforts to cause such Registration Statement to become effective in accordance with Section 1.1(a) and to keep such Registration Statement effective for the effective period as

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     set forth in Section 1.1(d), subject to the provisions of Section 1.1(e).

          (b) Prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement continuously effective for the effectiveness period as set forth in Section 1.1(d); cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

          (c) Prior to any public offering of Registrable Securities, register or qualify, and cooperate with the Shareholders selling Registrable Securities, the Underwriter, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any such selling Shareholder or the managing Underwriter, if any, reasonably request in writing, and the Parent agrees to cause its counsel to perform "blue sky" investigations and file registrations and qualifications required to be filed pursuant to this
     Section 1.3(c) (unless the Registrable Securities are offered through an underwritten offering); to keep each such registration or qualification (or exemption therefrom) effective during the period during which the related Registration Statement is required to be kept effective as provided in
     Section 1.1(d); and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Parent will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified or (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

          (d) Notify the Shareholders who are selling Registrable Securities, their counsel and the managing or sole Underwriter, if any, promptly (i) of the issuance by the SEC of any stop order suspending the effectiveness of a

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     Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose or
     (ii) of the receipt by the Parent of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose and use its best efforts (including, if necessary, the filing of any amendments or supplements to the Registration Statement or the Prospectus) to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of a Registration Statement for any of the Registrable Securities for sale in any jurisdiction. If a stop-order or suspension of qualification is issued, the Parent shall use its best efforts to obtain as soon as possible the withdrawal thereof.

          (e) Notify the Shareholders who are selling Registrable Securities, their counsel and the managing or sole underwriter, if any, promptly if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities there occurs any development or any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or document so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading, and, as soon as reasonably possible, prepare a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any such document or other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Registration Statement, Prospectus or documents will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Shareholder agrees that upon receipt of any notice from the Parent pursuant to this Section 1.3(e), such holder

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     shall forthwith discontinue disposition of Registrable Securities until it shall have received copies of such amended or supplemented Prospectus; PROVIDED, HOWEVER, that in such event, the period of time from such notice until delivery of such amended or supplemented Prospectus shall be added to the period of effectiveness as set forth in Section 1.1(d).

          (f) If requested by the managing or sole Underwriter, if any, or the Shareholders owning a majority of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing or sole Underwriter, if any, or such Shareholders reasonably request to be included therein to comply with applicable law, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Parent has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement; PROVIDED, HOWEVER, that the Parent shall not be required to take any actions under this Section 1.3(f) that are not, in the opinion of counsel for the Parent, in compliance with applicable law.

          (g) Furnish to each Shareholder selling Registrable Securities who so requests and to his counsel and each managing Underwriter, if any, without charge, one conformed copy of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (h) Furnish to the Representative as soon as is reasonable practicable, copies of all documents proposed to be filed, which documents will be subject to the review of the Representative, and Parent will not file any Registration Statement or amendment thereto, or any Prospectus or any supplement thereto, if the Representative shall reasonably object on the basis of the requirements of the Securities Act and any other applicable laws and regulations.

          (i) Deliver to each Shareholder selling Registrable Securities, their counsel, and the managing Underwriter, if any, without charge, as many copies of the Prospectus (including each form of prospectus) and each amendment or supplement thereto as they may reasonably request.

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          (j)  If the offering is to be underwritten, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing or sole Underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities.

          (k) Cause all Registrable Securities covered by such Registration Statement to be (i) listed on each securities exchange on which securities issued by the Parent are then listed, or (ii) authorized to be quoted on the NASDAQ or the National Market System of the NASDAQ.

          Each Shareholder who is selling Registrable Securities as to which any registration is being effected shall furnish to the Parent such information regarding such Shareholder and the distribution of such Registrable Securities as the Parent may, from time to time, reasonably request, PROVIDED that such information shall be used only in connection with such registration. The Parent may exclude from such registration the Registrable Securities of any Shareholder who unreasonably fails to furnish such information as promptly as practicable after receiving such request.

     1.4  REGISTRATION EXPENSES.

     (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Parent shall be borne by the Parent whether or not any Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the National Association of Securities Dealers, Inc. in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or "blue sky" laws (including, without limitation, fees and disbursements of counsel for the Underwriters or counsel for the Parent, in connection with "blue sky" qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 1.4(c), in the case of Registrable Securities), (ii) printing expenses, (iii) fees and disbursements of counsel for the Parent, (iv) fees and disbursements of the Company's independent certified public accountants (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), and (v) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or NASDAQ.

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     (b)  In connection with any Registration Statement hereunder, the
Shareholders selling the Registrable Securities being registered shall bear the discounts, commissions, or fees of Underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities and the fees and disbursements of any counsel engaged by the Shareholders.

     (c) The Parent shall not be required to pay for the expenses of any registration proceeding begun pursuant to a Demand Registration if the registration is subsequently withdrawn at the request of the Shareholders who delivered the Demand Notice and, in such event, the Shareholders will promptly reimburse Parent for such expenses. If the Shareholders fail to promptly reimburse the Company, then such registration, even though, subsequently withdrawn, shall be deemed to have satisfied Parent's obligations under Section
1.1 hereof.

     1.5  INDEMNIFICATION, CONTRIBUTION.

     (a) INDEMNIFICATION BY THE PARENT. The Parent shall indemnify and hold harmless, to the full extent permitted by law, each Shareholder selling Registrable Securities (each, a "SHAREHOLDER INDEMNIFIED PARTY"), from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened), reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees and reasonable expenses) (collectively, "LOSSES"), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendments or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or any amendment or supplement thereto or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Parent by such Indemnified Party for use therein or (ii) any violation by the Parent of any federal, state or common law rule or regulation applicable to the Parent and relating to action required of or inaction by the Parent in connection with any such registration; PROVIDED, HOWEVER, that the Parent shall not be liable to any Indemnified Party to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (x) such Shareholder Indemnified Party failed to send or deliver a copy of the Prospectus with or prior to the

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delivery of written confirmation of the sale by such Indemnified Party to the
Person asserting the claim from which such Losses arise, and the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission. Such indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Shareholder Indemnified Party.

     (b) INDEMNIFICATION BY SHAREHOLDER SELLING REGISTRABLE SECURITIES. In connection with any Registration Statement in which a Shareholder is offering Registrable Securities, such Shareholder shall furnish to the Parent in writing such information as the Parent reasonably requests for use in connection with any Registration Statement or Prospectus and such Shareholder shall, severally and not jointly, indemnify, to the full extent permitted by law, the Parent and its respective directors, officers, agents and employees, each Person who controls the Parent (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors officers, agents or employees of such controlling persons (each a "PARENT INDEMNIFIED PARTY"), from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information furnished in writing by such Shareholder to the Parent expressly for use in such Registration Statement or Prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Parent Indemnified Party.

     (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Person shall be entitled to indemnity hereunder (for purposes of this Section 1.5(c) an "INDEMNIFIED PARTY"), such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought (for purposes of this Section 1.6(c) the "INDEMNIFYING PARTIES") of the commencement of any action, suit, proceeding or investigation or written threat thereof (a "PROCEEDING") with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; PROVIDED, HOWEVER, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an

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indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (1) the indemnifying parties agree to pay such fees and expenses; (2) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that, unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such Proceeding but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The indemnifying parties shall not consent to entry of any judgment or enter into any settlement (i) which provides for other than monetary damages without the consent of the indemnified party or parties (which consent shall not be unreasonably withheld or delayed) or (ii) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a release, in form and substance satisfactory to the indemnified party or parties, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder.

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     (d)  CONTRIBUTION.  If the indemnification provided for in this Section 1.5 is unavailable to an indemnified party, then the indemnifying party, in lieu of indemnifying such indemnified party, shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 1.5(a) or 1.5(b) was available to such party.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.5(d) were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 1.5(d), an indemnifying party that is a Shareholder selling Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. [The suggested changes were not made because the concept of risk sharing in this paragraph is applicable to contribution but not to indemnification.]

     (e) The provisions of Section 1.5 shall not be affected by termination of this Agreement pursuant to Section 2.9.

     Section 2.  MISCELLANEOUS.

     2.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     2.2 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

               If to Parent or HBO-GA, to:

               HBO & Company
               301 Perimeter Center North
               Atlanta, Georgia 30346
               Attention:  Jay M. Lapine, Esq.
                           Vice President and General Counsel

               With a copy to:

               Jones, Day, Reavis & Pogue
               3500 One Peachtree Center
               303 Peachtree Street, N.E.
               Atlanta, Georgia 30308-3242
               Attention:  Robert W. Smith, Esq.

               If to the Shareholders, to:

               Mr. Russell L. Still, as Representative
                of the Shareholders
               c/o Management Software, Inc.
               1550 East Republic Road
               Springfield, Missouri 65804


               With a copy to:

               Gardere & Wynne
               1601 Elm Street, Suite 3000
               Dallas, Texas 75201
               Attention:  Richard Hull, Esq.

or to such other address as such party may indicate by a notice delivered to the other party hereto.

     2.3 ENTIRE AGREEMENT; INTEGRATION. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter with the exception of the SPA to which this Agreement constitutes Exhibit 2.16.

     2.4 INJUNCTIVE RELIEF. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

     2.5 SECTION HEADINGS. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

     2.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

     2.7 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

     2.8 FILING. A copy of this Agreement and of any amendments hereto shall be filed at the principal executive office of the Parent with the corporate recorder of the Parent.

     2.9 TERMINATION. This Agreement may be terminated at any time by a written instrument signed by all the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate in its entirety on the earlier of (a) such date as all Registrable Securities have been sold by the Shareholders, (b) two years from the date hereof or (c) in the event that the holding period for purposes of subsection (d) of Rule 144 is reduced from two years, the date which ends on the period specified in Rule 144(d) as so amended. The parties hereto agree that any shares of Common Stock previously subject to this Agreement shall not be Registrable

Securities following the sale of any such shares in an offering registered pursuant to this Agreement.

     2.10 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

     2.11 DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings set forth below:

     "COMMON STOCK" means the Parent's Common Stock, par value $.05 per share, and shares of capital stock of the Parent issued in respect of or in exchange for shares of such Common Stock in connection with any stock split or dividend or distribution, recapitalization or exchange by Parent generally of such shares.

     "DEMAND NOTICE" shall have the meaning specified in Section 1.1(a).

     "DEMAND REGISTRATION" shall have the meaning specified in Section 1.1(a).

     "EFFECTIVENESS DATE" shall have the meaning specified in Section 1.1(d).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "LOSSES" shall have the meaning specified in Section 1.5(a).

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

     "PARENT INDEMNIFIED PARTY" shall have the meaning specified in 1.5(b).

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, or government or other agency or political subdivision thereof.

     "PROCEEDING" shall have the meaning specified in Section 1.5(c).

     "PROSPECTUS" means the prospectus included in the Registration Statement, including any form of prospectus or any preliminary prospectus, as amended or supplemented by any prospectus supplement and by all other amendments or supplements to such prospectus, including all post-effective amendments and all material, if any, incorporated by reference or deemed to be incorporated by reference into such prospectus.

     "REGISTRABLE SECURITIES" means, collectively, (a) the shares of Common Stock acquired by the Shareholders on the date of the Closing under the SPA, and
(b) all securities issued in respect of, in exchange for, or in substitution of, the securities described in clause (a).

     "REGISTRATION NOTICE" shall have the meaning specified in Section 1.1(d).

     "REGISTRATION STATEMENT" means any registration statement of the Parent under which any of the Registrable Securities are included therein pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "RULE 144" means Rule 144 promulgated by the SEC under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

     "SHAREHOLDER" means each of Dr. Jim Atteberry, Russell L. Still and Sara S. Still, as Tenants in Common, Wayne W. Clements and Susan Clements, as Tenants in Common, Stanley Bell, Dan Cobb and Charlie Daniels who collectively shall be termed the "Shareholders."

     "SHAREHOLDER INDEMNIFIED PARTY" shall have the meaning specified in Section 1.5(a).

     "UNDERWRITER" has the meaning set forth in Section 2(11) of the Securities Act.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereof as of the date first written above.


                              HBO & COMPANY


                              By: /S/ JAY P. GILBERTSON
                              ------------------------------------------
                              Its: Senior Vice President - Finance





                              SHAREHOLDERS


                              /s/ Jim Atteberry
                              ------------------------------------------
                              Dr. Jim Atteberry


                              /s/ Russell L. Still
                              ------------------------------------------
                              Russell L. Still and
                              Sara S. Still,
                              As Tenants in Common


                              /s/ Wayne W. Clements
                              ------------------------------------------
                              Wayne W. Clements and
                              Susan Clements
                              As Tenants in Common


                              /s/ Stanley Bell
                              ------------------------------------------
                              Stanley Bell


                              /s/ Dan Cobb
                              ------------------------------------------
                              Dan Cobb


                              /s/ Charlie Daniels
                              ------------------------------------------
                              Charlie Daniels




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